From:	Cavalier Homes, Inc.
Approved by:	David Roberson
Subject:	Year-end 2006 Results
Contact:	Mike Murphy (256) 747-9800

CAVALIER REPORTS YEAR-END 2006 RESULTS

Addison, Ala. (February 21, 2007) – Cavalier Homes, Inc. (Amex: CAV) today announced financial results for the fourth quarter and year ended December 31, 2006. While the Company remained profitable for the full year against the backdrop of a very challenging operating environment, Cavalier reported declines in revenue and earnings for both the fourth quarter and year, primarily because of a significant decline in shipments of single-section homes during the year under contracts for Federal Emergency Management Agency (FEMA)-specified housing. A summary of the report follows (in thousands, except per share amounts):

	Fourth Quarter Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2006	2005	2006	2005
Revenue	$ 43,312	$ 99,617	$ 227,937	$ 272,032
Income (loss) from continuing operations before income taxes	(471)	10,233	375	11,707
Income tax provision (benefit)	712	42	1,049	(32)
Equity in earnings of equity-method investees	287	290	805	775
Income (loss) from continuing operations	(896)	10,481	131	12,514
Income (loss) from discontinued operations	29	234	41	(1,599)
Net income (loss)	$ (867)	$ 10,715	$ 172	$ 10,915

Diluted net income (loss) per share:
From continuing operations	$ (0.05)	$ 0.57	$ 0.01	$ 0.68
From discontinued operations	-	0.01	-	(0.09)
Net income (loss)	$ (0.05)	$ 0.58	$ 0.01	$ 0.59
Weighted average diluted shares outstanding	18,345	18,495	18,470	18,357

In the fourth quarter of 2005, Cavalier sold 2,008 single-section FEMA homes, representing revenue of $62,000,000. The Company had no FEMA home sales in the fourth quarter of 2006. For the full year 2005, Cavalier shipped 2,219 FEMA homes for revenue of $68,000,000. In 2006, the Company shipped 419 FEMA homes at the beginning of the year, representing the balance remaining under the 2005 requirements and resulting in revenue of approximately $13,000,000.

Shipments of floors other than FEMA increased 21% in the fourth quarter of 2006 versus the year-earlier period. Total floor shipments other than FEMA for 2006 declined 4% compared with 2005.

Commenting on the results, David Roberson, President and Chief Executive Officer, said, “As was the case in the third quarter of 2006, our lower revenue and earnings comparisons for the quarter underscored a significant reduction in FEMA home shipments during 2006 – a $55,000,000 decline for the year. Recognizing the unpredictable nature of FEMA business, our strategy in 2006 has been to stabilize our core HUD-Code operations. Looking back, with

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CAV Reports Year-end 2006 Results

February 21, 2007

Cavalier’s HUD-code floor shipments (excluding FEMA shipments) down 7% in a year that reflects a 44-year low in industry shipments, we believe our efforts on this strategy have proven to be largely positive.

“These steps,” Roberson continued, “which we continue to implement, include aggressive new product development, improved brand management and better diversity in our product lines, all of which are geared to help us win market share over the longer term. Clearly, we do not expect conditions in the HUD-code business to reverse any time soon in a meaningful way, and the upcoming first quarter, being seasonally the slowest, looks to be extremely weak with top-line pressures and a forecasted loss from operations. Nevertheless, we are confident that our strategies for this business will gain traction and position us to win new shelf space with dealers in the upcoming year even if the overall direction of the industry remains static.

“At this point, it’s apparent that some form of external stimuli will be needed to generate momentum in the HUD-Code business, such as new financing capacity for homebuyers and dealers,” Roberson added. “We are encouraged that the Federal National Mortgage Association, or Fannie Mae, is formulating a pilot financing program that will make financing available to the manufactured housing industry, on an attractive basis equivalent to that for site-built homes. We think manufactured housing offers pricing points, home choices and features that match up well to Fannie Mae’s stated goals to fund affordable housing, and we hope to participate in this pilot program. More than merely awaiting outside circumstances that could lift our industry, we remain firmly convinced that the steady advances we are making in product design, floor plan and configuration flexibility, and the advantages we achieve with factory precision production will help Cavalier gain greater acceptance among homebuyers over time and a stronger position versus more costly site-built homes.”

Concluding, Roberson said, “Longer term, we remain optimistic about our prospects with respect to our modular home business and the potential we see for working with builders and developers to integrate our competitively priced homes in new housing communities. Our modular operations gained momentum throughout the year with a 31% year-over-year increase in 2006. The Gulf Coast remains a focal point of our strategy, and even though we have not seen any sustainable momentum in the rebuilding there, we continue to believe that large-scale reconstruction is inevitable as insurance issues, flood plain requirements and other concerns are resolved. Considering that many of our manufacturing facilities are located within 350 miles of the Gulf, and that our products will mesh well with the rebuilding effort, we think we are well positioned to participate in this growth when it occurs. As reconstruction takes off, we believe it has the potential over the next several years to layer attractive growth on top of what we hope will be a stabilized HUD-Code business, and perhaps hasten the acceptance of modular housing as a viable and attractive alternative to site-built homes.”

Total revenue for the fourth quarter declined 57% from the same period last year, reflecting primarily the non-recurring nature of FEMA shipments in the fourth quarter of 2005. Home manufacturing net sales – the largest component of revenue, fell to $40,137,000 for the quarter versus $96,448,000 for the fourth quarter of 2005 (including approximately $62,000,000 in FEMA shipments). Floor shipments declined 50% to 1,745 floors in the fourth quarter of 2006 versus 3,454 floors in the same period last year (including 2,008 floors/FEMA homes).

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CAV Reports Year-end 2006 Results

February 21, 2007

Excluding FEMA shipments last year, floor shipments increased 21% in the fourth quarter of 2006.

Gross profit for the fourth quarter declined 72% to $6,150,000 from $22,285,000, reflecting primarily reduced manufacturing efficiencies on lower floor shipments and the absence of margin contribution from FEMA shipments in the fourth quarter of 2006. Gross margin for the fourth quarter fell to 14.2% versus 22.4% in the same quarter last year.

During the fourth quarter, selling, general and administrative expenses declined 40% to $6,989,000 from $11,670,000 in the fourth quarter last year. The year-over-year drop in selling, general and administrative expenses reflected primarily reduced incentive compensation associated with lower sales and profits in the fourth quarter of 2006, credits for retrospective liability insurance of $1,300,000, and a gain of $266,000 on the sale of a previously leased facility in Adrian, Georgia. Selling, general and administrative expenses as a percentage of revenue were 16% in the fourth quarter of 2006 versus 12% in the fourth quarter of 2005.

Cavalier’s revenue for 2006 declined 16% compared with 2005. Home manufacturing sales fell to $215,186,000 for 2006 (including approximately $13,000,000 in FEMA shipments in the first quarter) versus $259,532,000 last year (including approximately $68,000,000 in FEMA shipments in 2005). Year-to-date shipments declined 19% to 9,101 floors (including 419 floors/FEMA homes) compared with 11,289 floors in 2005 (including 2,219 floors/FEMA homes). Excluding FEMA shipments, floor shipments for 2006 declined 4%. Other sources of revenue increased 2% to $12,751,000 in 2006 from $12,500,000 in 2005, reflecting primarily higher revenue from financial services.

Gross profit for 2006 fell 26% to $38,762,000 from $52,597,000, while gross margin declined to 17.0% from 19.3% in the same period last year. During 2006, selling, general and administrative expenses declined 4% to $38,607,000 from $40,284,000 in 2005. Selling, general and administrative expenses were 17% of revenue in 2006 versus 15% of revenue in 2005.

Mike Murphy, Cavalier’s Chief Financial Officer, noted that the Company ended the fourth quarter with cash totaling $25,967,000 versus $14,379,000 at the same time last year. Inventory totaling $22,255,000 at the end of 2006 was 18% below the year-earlier level of $27,303,000. Accounts receivable declined 95% to $1,930,000 at December 31, 2006, from $39,453,000 at the end of year, with the current-year decline again reflecting the absence of FEMA orders that characterized the Company’s year-earlier operations.

Subsequent to year’s end, Cavalier extended the term of its bank credit facility to April 2008. While other terms and conditions of the facility remain largely similar, the Company also made certain technical changes to the agreement as disclosed in a Form 8-K filed today. None of the $25,000,000 revolving line of credit component of the bank credit facility was outstanding at year-end, and $15,236,000 of this amount is currently available based on the amended terms of the credit facility. Currently, the Company has $2,937,000 outstanding under the $10,000,000 real estate portion of this facility, which matures in 2018.

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CAV Reports Year-end 2006 Results

February 21, 2007

The Company provided an income tax provision for 2006 related to continuing operations totaling $1,049,000, which includes a $927,000 increase in Cavalier’s valuation allowance to fully reserve the entire balance of its deferred tax assets. This compares with an income tax benefit of $32,000 for 2005. The income tax provision for the fourth quarter of 2006 related to continuing operations totaled $712,000, including the change in the valuation allowance necessary to fully reserve the Company’s deferred tax assets.

Cavalier Homes, Inc. and its subsidiaries produce, sell, and finance manufactured housing. The Company markets its homes primarily through independent dealers, including exclusive dealers that carry only Cavalier products, and provides financial services primarily to retail purchasers of manufactured homes sold through its dealer network. Cavalier homes include both single-section and multi-section models with a substantial majority being “HUD-Code” homes, which are manufactured homes that meet the specifications of the National Manufactured Home Construction and Safety Standards Act of 1974, as amended, and administered by the U.S. Department of Housing and Urban Development (“HUD”). A public, listen-only simulcast of Cavalier Homes’ fourth quarter conference call will begin at 9:30 a.m. Eastern Daylight Time tomorrow (February 22, 2007) and may be accessed via the Company’s web site, www.cavhomesinc.com, or at www.viavid.com. Investors are invited to access the simulcast at least 10 minutes before the start time in order to complete a brief registration form. A replay of this call will be available shortly after the call using this same link and will continue until March 22, 2007.

With the exception of historical information, the statements made in this press release, including those containing the words “expects,” “anticipates,” “thinks” and “believes,” and words of similar import, and those relating to industry trends and conditions, Cavalier’s expectations for its results of operations during the most recent fiscal quarter and in future periods, acceptance of Cavalier’s new product initiatives and the effect of these and other steps taken in the last several years on Cavalier’s future sales and earnings, and Cavalier’s plans and expectations for addressing current and future industry and business conditions, constitute forward-looking statements, are based upon current expectations, and are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual results to differ materially from those included in or contemplated by the statements, including among other matters, significant competitive activity, including promotional and price competition; interest rates; increases in raw material and energy costs; changes in customer demand for Cavalier’s products; inherent risks in the market place associated with new products and new product lines; and other risk factors listed from time to time in Cavalier’s reports filed with the Securities and Exchange Commission, including, but not limited to, those discussed or indicated in Cavalier’s Annual Report on Form 10-K for the period ended December 31, 2005, under the heading “Item 1. Business-Risk Factors,” and its Quarterly Report on Form 10-Q for the period ended September 30, 2006, under the heading “Safe Harbor Statement under the Private Litigation Reform Act of 1995,” as filed with the Securities and Exchange Commission. Cavalier disclaims any obligation to update any forward-looking statements as a result of developments occurring after the issuance of this press release.

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CAV Reports Year-end 2006 Results

February 21, 2007

Cavalier Homes, Inc.

Data Sheet – Unaudited

(In thousands, except per share amounts)

STATEMENT OF OPERATIONS SUMMARY
Home manufacturing net sales	$ 40,137	$ 96,448	$ 215,186	$ 259,532
Financial services	838	766	3,335	3,002
Retail	2,337	2,403	9,416	9,498
Total revenue	43,312	99,617	227,937	272,032
Cost of sales	37,162	77,332	189,175	219,435
Gross profit	6,150	22,285	38,762	52,597

Selling, general and administrative	6,989	11,670	38,607	40,284
Impairment and other related charges	-	-	-	143
Operating income (loss)	(839)	10,615	155	12,170
Other income (expense):
Interest expense	(204)	(502)	(1,110)	(1,314)
Other, net	572	120	1,330	851
	368	(382)	220	(463)
Income (loss) from continuing operations
before income taxes	(471)	10,233	375	11,707
Income tax provision (benefit)	712	42	1,049	(32)
Equity in earnings of equity-method investees	287	290	805	775
Income (loss) from continuing operations	(896)	10,481	131	12,514
Income (loss) from discontinued operations,
net of tax benefit of $29 (2006) and
gain on disposal of $439 (2005)	29	234	41	(1,599)
Net income (loss)	$ (867)	$ 10,715	$ 172	$ 10,915

Basic net income (loss) per share:
From continuing operations	$ (0.05)	$ 0.58	$ 0.01	$ 0.69
From discontinued operations	-	0.01	-	(0.09)
Net income (loss)	$ (0.05)	$ 0.59	$ 0.01	$ 0.60

Diluted net income (loss) per share:
From continuing operations	$ (0.05)	$ 0.57	$ 0.01	$ 0.68
From discontinued operations	-	0.01	-	(0.09)
Net income (loss)	$ (0.05)	$ 0.58	$ 0.01	$ 0.59
Weighted average shares outstanding:
Basic	18,345	18,297	18,335	18,119
Diluted	18,345	18,297	18,335	18,119

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CAV Reports Year-end 2006 Results

February 21, 2007

Cavalier Homes, Inc.

Data Sheet – Unaudited (Continued)

(Dollars in thousands)

	Fourth Quarter Ended		Year Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2006	2005	2006	2005
OPERATING DATA SUMMARY
Home Manufacturing sales:
Floor shipments:
HUD Code	1,527	3,314	8,261	10,648
Modular	218	140	840	641
Total floor shipments	1,745	3,454	9,101	11,289

Home shipments:
Single section	193	2,281	1,669	3,221
Multi-section	767	581	3,678	4,005
Total shipments	960	2,862	5,347	7,226
Shipments to company-owned retail locations	(29)	(29)	(157)	(188)
FEMA shipments (all single section)	-	(2,008)	(419)	(2,219)
Wholesale shipments to independent retailers	931	825	4,771	4,819

Retail sales:
Home shipments:
Single section	14	7	51	53
Multi-section	27	35	118	143
Total sales	41	42	169	196
Cavalier produced homes sold	37	37	148	178
Used homes sold	4	5	21	18

Home manufacturing facilities -- operating	7	7	7	7
Independent exclusive dealer locations	71	113	71	113
Company-owned stores	4	4	4	4
Installment loan purchases	$ 11,458	$ 10,257	$ 42,916	$ 42,235
Capital expenditures	$ 499	$ 578	$ 1,995	$ 1,410
Depreciation	$ 546	$ 549	$ 2,299	$ 2,477

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CAV Reports Year-end 2006 Results

February 21, 2007

Cavalier Homes, Inc.

Data Sheet – Unaudited (Continued)

(In thousands, except ratios and per share amounts)

	Dec. 31,	Dec. 31,
	2006	2005
BALANCE SHEET SUMMARY
Cash and cash equivalents	$ 25,967	$ 14,379
Accounts receivable, less allowance for losses	1,930	39,453
Notes and installment contracts receivable	6,430	7,703
Inventories	22,255	27,303
Other current assets	2,520	2,723
Total current assets	59,102	91,561
Property, plant and equipment, net	28,010	29,576
Installment contracts receivable, less allowance for credit losses	4,785	6,396
Other assets	4,809	5,288
Total assets	$ 96,706	$ 132,821

Note payable under revolving line of credit	--	$ 17,750
Current portion of long-term debt	1,226	1,498
Note payable	1,103	1,990
Other current liabilities	31,465	46,107
Total current liabilities	33,794	67,345
Long-term debt	4,512	7,631
Stockholders' equity	58,400	57,845
Total liabilities and stockholders' equity	$ 96,706	$ 132,821

OTHER INFORMATION
Working capital	$ 25,308	$ 24,216
Current ratio	1.7 to 1	1.4 to 1
Ratio of long-term debt to equity	0.1 to 1	0.1 to 1
CIS installment loan portfolio	$ 12,265	$ 15,067
Stockholders' equity per share	$ 3.18	$ 3.16
Number of shares outstanding	18,345	18,302

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